Exhibit 99.1

NEWS RELEASE

For Immediate Release
October 23, 2009

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Third Quarter Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.6 billion bank holding company headquartered in Charleston, today announced net income per diluted share for the third quarter of $0.66 compared to a net loss of $(0.16) per diluted share in the third quarter of 2008.  Net income for the third quarter of 2009 was $10.5 million compared to a loss of $2.6 million in the third quarter of 2008.  For the third quarter of 2009, the Company achieved a return on assets of 1.60%, a return on tangible equity of 17.49%, a net interest margin of 4.09%, and an efficiency ratio of 48.8%.  Net income for the first nine months of 2009 was $31.6 million compared to $23.9 million in the first nine months of 2008.  For the first nine months of 2009, the Company achieved a return on assets of 1.62%, a return on tangible equity of 18.1%, a net interest margin of 4.22%, and an efficiency ratio of 49.8%.

City’s CEO Charles Hageboeck stated that, “Despite the continuing impact of the recession that the U.S. economy is experiencing, City’s earnings have held up relatively well, and we believe that our shareholders will be pleased with our third quarter results during this challenging economic environment.   Like many retail-deposit focused banking franchises, City’s net interest income has been negatively impacted by historically low interest rates.  However our asset quality improved during the third quarter of 2009 with net charge-offs, non-performing assets, and past due loans all declining as compared to the second quarter of 2009.  City’s franchise has benefited from lower unemployment rates within the markets it serves as compared to state and national averages.  The unemployment rate for the markets served by City approximated 8.1% in July 2009 compared to 9.0% for the state of West Virginia and 9.4% for the United States.  City’s most significant asset quality problems continue to be non-owner occupied residential construction at the Greenbrier Resort in White Sulphur Springs, West Virginia and real estate in the Eastern Panhandle of West Virginia, a distant part of the Washington DC metropolitan area.

“We believe that City remains well positioned for the future with strong capital, strong liquidity, and a solid core-deposit franchise.  In addition, we are well positioned to benefit from future interest rate increases with our asset sensitive balance sheet. City continues to be one of the most profitable, most liquid, and best capitalized publicly traded banks in the U.S. and we look forward to growing with and for our shareholders and customers. ”

Net Interest Income

The Company’s tax equivalent net interest income decreased $2.6 million, or 9.8%, from $26.5 million during the third quarter of 2008 to $23.9 million during the third quarter of 2009, as interest income from loans and investments decreased more quickly than interest expense on deposits and other interest bearing liabilities. The Company’s reported net interest margin decreased from 4.78% for the quarter ended September 30, 2008 to 4.09% for the quarter ended September 30, 2009.  Compared to the second quarter of 2009, the Company’s tax equivalent net interest income increased $0.2 million.  The Company’s reported net interest margin decreased from 4.12% for the quarter ended June 30, 2009 to 4.09% for the quarter ended September 30, 2009.

During the third and fourth quarters of 2008, the Company sold $450 million of interest rate floors.  The gain from sales of these interest rate floors of $16.7 million will be recognized over the remaining lives of the various hedged loans – predominantly prime-based commercial and home equity loans.  During the third quarter of 2009, the Company recognized $2.2 million of interest income compared to $2.7 million and $2.4 million of interest income recognized in the second quarter of 2009 and the third quarter of 2008, respectively, from the interest rate floors.

Credit Quality

Past due loans declined slightly from the second quarter of 2009 to $7.2 million or 0.40% of total loans outstanding.  Past due commercial, financial, and agriculture loans declined $1.2 million from the second quarter of 2009 to $0.5 million or 0.07% of loans outstanding.  Past due residential real estate loans declined $1.9 million from the second quarter of 2009 to $3.2 million or 0.54% of loans outstanding.  Past due home equity loans declined $0.3 million to $1.7 million or 0.43% of loans outstanding.

The Company’s ratio of non-performing assets to total loans and other real estate owned decreased from 1.76% at June 30, 2009 to 1.59% at September 30, 2009, and compares to 1.64% at December 31, 2008.  The Company’s ratio of non-performing assets to total loans and other real estate owned compares very favorably to peers. The Company’s non-performing asset ratio of 1.59% at September 30, 2009 is only 34% of the 4.73% non-performing asset ratio reported by the Company’s peer group (bank holding companies with total assets between $1 and $5 billion) as of the most recently reported quarter ended June 30, 2009.

The Company had net charge-offs of $3.0 million for the third quarter of 2009. Net charge-offs on commercial and residential loans were $2.1 and $0.5 million, respectively, for the third quarter.  Charge-offs for commercial loans were primarily related to three specific credits that had been appropriately considered in establishing the allowance for loans losses in prior periods.  In addition, net charge-offs for depository accounts were $0.4 million for the third quarter of 2009.  While charge-offs on depository accounts are appropriately taken against the Allowance for Loan Losses (“ALLL”), the revenue associated with depository accounts is reflected in service charges.

At September 30, 2009, the ALLL was $19.7 million or 1.09% of total loans outstanding and 119% of non-performing loans compared to $18.9 million or 1.06% of loans outstanding and 136% of non-performing loans at September 30, 2008, and $22.3 million or 1.23% of loans outstanding and 86% of non-performing loans at December 31, 2008.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.68 million in the third quarter of 2009 compared to $2.35 million for the comparable period in 2008.  The provision for loan losses recorded during the third quarter of 2009 reflects commercial loan growth during the third quarter of 2009, the difficulties of certain commercial borrowers of the Company during the quarter, the downgrade of their related credits, and management’s assessment of the impact of these difficulties on the ultimate collectability of the loans.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Investment Securities

During the third quarter of 2009, the Company recorded $2.3 million of other than temporary impairment losses related to credit, which lowered the Company’s reported net income by $1.4 million or $0.09 per diluted share.  The charges deemed to be other than temporary were related to pooled bank trust preferreds with a remaining book value of $7.4 million at September 30, 2009 and community bank and bank holding company equity positions with a remaining book value of $8.5 million at September 30, 2009.  The impairment charges of $1.4 million related to the pooled bank trust preferred securities were based on the Company’s quarterly reviews of its investment securities for indications of losses considered to be other than temporary.  Based on management’s assessment of the securities the Company owns, the seniority position of the securities within the pools, the level of defaults and deferred payments within the pools, and a review of the financial strength of the banks within the respective pools, management concluded that impairment charges of $1.4 million on the pooled bank trust preferred securities were necessary for the quarter ended September 30, 2009.  The impairment charges of $0.9 million related to community bank equity positions were due to poor financial performance and recent actions taken by the Federal Deposit Insurance Corporation and a state regulator against one of the community banks in whose parent holding company the Company has an equity position.

Non-interest Income

Exclusive of investment losses, non-interest income remained flat at $14.7 million for both the third quarter of 2009 and the third quarter of 2008.  Insurance commission revenues increased $0.2 million on the strength of new business and other income increased $0.1 million from the third quarter of 2008.  These increases were offset by a decrease of $0.3 million from service charges from depository accounts as compared to the third quarter of 2008.  We believe that this decrease was primarily attributable to a general nationwide decline in consumer spending.

Non-interest Expenses

Non-interest expenses decreased $0.4 million from $19.2 million in the third quarter of 2008 to $18.8 million in the third quarter of 2009.    Other expenses declined $0.4 million from the third quarter of 2008 primarily due to lower derivative amortization associated with the Company’s sale of its interest rate floors in the third and fourth quarters of 2008.  In addition, professional fees decreased $0.2 million from the third quarter of 2008 and repossessed asset losses (net of expenses) declined $0.2 million from the third quarter of 2008.  Partially offsetting these decreases was an increase in occupancy and equipment expenses of $0.2 million from the third quarter of 2008.   Although insurance and regulatory expense remained flat from the third quarter of 2008, this expense is expected to increase approximately $0.7 million in the fourth quarter of 2009 as the Company fully utilized its FDIC credits in the third quarter of 2009 and the assessment rates have risen during 2009.

Balance Sheet Trends

As compared to December 31, 2008, loans have decreased $15.0 million (0.8%) at September 30, 2009 due to decreases in residential real estate loans of $21.3 million (3.5%) and commercial loans of $6.1 million (0.8%).  These decreases were partially offset by an increase in home equity loans of $12.3 million (3.2%).

Total average depository balances decreased $5.2 million, or 0.2%, from the quarter ended June 30, 2009 to the quarter ended September 30, 2009.  Decreases in noninterest bearing demand deposits ($8.9 million) and time deposits ($4.0 million) were partially offset by increases in savings deposits ($5.4 million) and interest bearing demand deposits ($2.3 million).

Income Tax Expense

The effective rate is based upon the Company’s expected tax rate for the year ending December 31, 2009, excluding impairment losses and the realization of previously unrecognized tax positions.  Excluding the impact of other than temporary impairment losses and the realization of previously unrecognized tax positions during the third quarter, the Company’s effective income tax rate for the third quarter of 2009 was 34.3% compared to 34.1% for the year ended December 31 2008, and 33.9% for the quarter ended September 30, 2008.  During the quarter ended September 30, 2009, the Company realized $0.2 million of previously unrecognized tax positions compared to $1.1 million during the quarter ended September 30, 2008.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 84.5% and the loan to asset ratio was 69.2% at September 30, 2009.  The Company maintained investment securities totaling 19.4% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 42.8% of assets at September 30, 2009.  Time deposits fund 39.1% of assets at September 30, 2009, but very few of these deposits are in accounts that have balances of more than $150,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio was 9.6% at September 30, 2009 compared with a tangible equity ratio of 8.8% at December 31, 2008.  At September 30, 2009, City National Bank’s Leverage Ratio is 8.24%, its Tier I Capital ratio is 11.09%, and its Total Risk-Based Capital ratio is 12.13%.  These preliminary regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 30, 2009, the Board approved a quarterly cash dividend to 34 cents per share payable October 31, 2009, to shareholders of record as of October 15, 2009.  During the quarter ended September 30, 2009, the Company repurchased 56,323 common shares at a weighted average price of $32.00 as part of a one million share repurchase plan authorized by the Board of Directors in August 2007.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 68 branches across West Virginia, Eastern Kentucky and Southern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may not continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5)  the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (12) the Company may experience difficulties growing loan and deposit balances; (13) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (14) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (15) the United States government’s plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions may not be effective and/or it may not be available to us.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Percent
	2009	2008	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$23,891	$26,484	(9.79)%
Net Income (Loss)	10,497	(2,557)	(510.52)%
Earnings (Loss) per Basic Share	0.66	(0.16)	(512.50)%
Earnings (Loss) per Diluted Share	0.66	(0.16)	(512.50)%

Key Ratios (percent):
Return on Average Assets	1.60%	(0.41)%	(490.43)%
Return on Average Tangible Equity	17.49%	(4.04)%	(532.67)%
Net Interest Margin	4.09%	4.78%	(14.37)%
Efficiency Ratio	48.77%	46.53%	4.80%
Average Shareholders' Equity to Average Assets	11.33%	12.45%	(9.01)%

Consolidated Risk Based Capital Ratios (a):
Tier I	13.02%	13.11%	(0.69)%
Total	14.05%	14.13%	(0.57)%

Tangible Equity to Tangible Assets	9.62%	9.44%	1.93%

Common Stock Data:
Cash Dividends Declared per Share	$0.34	$0.34	0.00%
Book Value per Share	18.95	17.61	7.62%
Tangible Book Value per Share	15.36	14.05	9.32%
Market Value per Share:
High	34.34	47.28	(27.37)%
Low	28.65	35.74	(19.84)%
End of Period	31.17	42.25	(26.22)%

	Nine Months Ended September 30,		Percent
	2009	2008	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$72,520	$76,295	(4.95)%
Net Income	31,567	23,860	32.30%
Earnings per Basic Share	1.99	1.48	34.46%
Earnings per Diluted Share	1.98	1.47	34.69%

Key Ratios (percent):
Return on Average Assets	1.62%	1.27%	27.00%
Return on Average Tangible Equity	18.05%	12.73%	41.82%
Net Interest Margin	4.22%	4.61%	(8.46)%
Efficiency Ratio	49.83%	47.08%	5.84%
Average Shareholders' Equity to Average Assets	11.15%	12.31%	(9.43)%

Common Stock Data:
Cash Dividends Declared per Share	$1.02	$1.02	0.00%
Market Value per Share:
High	34.34	47.28	(27.37)%
Low	20.88	32.51	(35.77)%

Price/Earnings Ratio (b)	11.75	21.41	(45.13)%

(a) September 30, 2009 risk-based capital ratios are estimated
(b) September 30, 2009 price/earnings ratio computed based on annualized third quarter 2009 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2005	$13.20	$15.56	$15.99	$16.14	$27.57	$39.21
2006	16.17	16.17	16.99	17.46	34.53	41.87
2007	17.62	17.40	17.68	18.14	31.16	41.54
2008	18.92	18.72	17.61	17.58	29.08	42.88
2009	17.69	18.24	18.95		28.65	34.34

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2005	$0.70	$0.72	$0.73	$0.72	$2.87
2006	0.71	0.78	0.78	0.74	3.00
2007	0.76	0.72	0.76	0.78	3.02
2008	0.81	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66		1.99

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2005	$0.69	$0.71	$0.72	$0.72	$2.84
2006	0.71	0.77	0.77	0.74	2.99
2007	0.76	0.72	0.76	0.78	3.01
2008	0.80	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66		1.98

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended September 30,
	2009	2008

Interest Income
Interest and fees on loans	$26,392	$30,254
Interest on investment securities:
Taxable	5,820	5,850
Tax-exempt	437	371
Interest on deposits in depository institutions	2	47
Total Interest Income	32,651	36,522

Interest Expense
Interest on deposits	8,673	9,446
Interest on short-term borrowings	131	478
Interest on long-term debt	191	317
Total Interest Expense	8,995	10,241
Net Interest Income	23,656	26,281
Provision for loan losses	1,675	2,350
Net Interest Income After Provision for Loan Losses	21,981	23,931

Non-Interest Income
Investment securities (losses)	(2,320)	(27,467)
Service charges	11,689	11,993
Insurance commissions	1,208	1,025
Trust and investment management fee income	590	640
Bank owned life insurance	794	767
Other income	379	284
Total Non-Interest Income	12,340	(12,758)

Non-Interest Expense
Salaries and employee benefits	9,623	9,538
Occupancy and equipment	1,953	1,800
Depreciation	1,171	1,110
Professional fees	216	435
Postage, delivery, and statement mailings	611	636
Advertising	883	821
Telecommunications	476	496
Bankcard expenses	695	717
Insurance and regulatory	411	354
Office supplies	520	527
Repossessed asset losses, net of expenses	136	314
Other expenses	2,107	2,498
Total Non-Interest Expense	18,802	19,246
Income (Loss) Before Income Taxes	15,519	(8,073)
Income tax expense (benefit)	5,022	(5,516)
Net Income (Loss)	$10,497	$(2,557)

Basic earnings (loss) per share	$0.66	$(0.16)
Diluted earnings (loss) per share	$0.66	$(0.16)
Average Common Shares Outstanding:
Basic	15,893	16,142
Diluted	15,952	16,195

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Nine months ended September 30,
	2009	2008

Interest Income
Interest and fees on loans	$81,396	$91,662
Interest on investment securities:
Taxable	17,494	18,034
Tax-exempt	1,249	1,151
Interest on deposits in depository institutions	10	163
Total Interest Income	100,149	111,010

Interest Expense
Interest on deposits	27,230	31,980
Interest on short-term borrowings	395	2,286
Interest on long-term debt	676	1,070
Total Interest Expense	28,301	35,336
Net Interest Income	71,848	75,674
Provision for loan losses	5,475	5,083
Net Interest Income After Provision for Loan Losses	66,373	70,591

Non-Interest Income
Investment securities (losses)	(4,727)	(27,465)
Service charges	33,385	34,536
Insurance commissions	4,466	3,231
Trust and investment management fee income	1,794	1,721
Bank owned life insurance	2,518	2,193
VISA IPO Gain	-	3,289
Other income	1,624	1,250
Total Non-Interest Income	39,060	18,755

Non-Interest Expense
Salaries and employee benefits	29,003	28,418
Occupancy and equipment	5,742	5,098
Depreciation	3,566	3,330
Professional fees	1,066	1,229
Postage, delivery, and statement mailings	2,027	1,908
Advertising	2,673	2,081
Telecommunications	1,410	1,354
Bankcard expenses	2,029	1,978
Insurance and regulatory	2,365	1,025
Office supplies	1,521	1,488
Repossessed asset losses, net of expenses	351	437
Loss on early extinguishment of debt	-	1,208
Other expenses	6,219	8,352
Total Non-Interest Expense	57,972	57,906
Income Before Income Taxes	47,461	31,440
Income tax expense	15,894	7,580
Net Income	$31,567	$23,860

Basic earnings per share	$1.99	$1.48
Diluted earnings per share	$1.98	$1.47
Average Common Shares Outstanding:
Basic	15,889	16,130
Diluted	15,944	16,189

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2009	September 30, 2008

Balance at July 1	$291,182	$302,056

Net income (loss)	10,497	(2,557)
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	8,302	(13,682)
Change in unrealized (loss) gain on interest rate floors	(1,413)	2,923
Cash dividends declared ($0.34/share)	(5,415)	(5,492)
Issuance of stock award shares, net	80	70
Exercise of 750 stock options	22	-
Exercise of 48,179 stock options	-	1,351
Excess tax benefits on stock compensation	-	243
Purchase of 56,323 common shares of treasury	(1,803)	-
Balance at September 30	$301,452	$284,912

	Nine Months Ended
	September 30, 2009	September 30, 2008

Balance at January 1	$280,429	$293,994

Net income	31,567	23,860
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	13,255	(18,848)
Change in unrealized (loss) gain on interest rate floors	(4,982)	3,738
Cash dividends declared ($1.02/share)	(16,251)	-
Cash dividends declared ($1.02/share)	-	(16,457)
Issuance of stock award shares, net	454	410
Exercise of 1,050 stock options	25	-
Exercise of 66,254 stock options	-	1,666
Excess tax benefits on stock compensation	-	266
Purchase of 105,686 common shares of treasury	(3,045)	-
Purchase of 104,960 common shares of treasury	-	(3,717)
Balance at September 30	$301,452	$284,912

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2009	2009	2009	2008	2008

Interest income	$32,651	$32,964	$34,534	$36,663	$36,522
Taxable equivalent adjustment	236	219	220	200	200
Interest income (FTE)	32,887	33,183	34,754	36,863	36,722
Interest expense	8,995	9,526	9,780	10,582	10,241
Net interest income	23,892	23,657	24,974	26,281	26,481
Provision for loan losses	1,675	2,150	1,650	5,340	2,350
Net interest income after provision
for loan losses	22,217	21,507	23,324	20,941	24,131

Noninterest income	12,340	14,287	12,433	3,181	(12,758)
Noninterest expense	18,802	20,336	18,834	17,766	19,246
Income (Loss) before income taxes	15,755	15,458	16,923	6,356	(7,873)
Income tax expense (benefit)	5,022	5,093	5,779	1,907	(5,516)
Taxable equivalent adjustment	236	219	220	200	200
Net income (loss)	$10,497	$10,146	$10,924	$4,249	$(2,557)

Basic earnings (loss) per share	$0.66	$0.64	$0.69	$0.26	$(0.16)
Diluted earnings (loss) per share	0.66	0.64	0.69	0.26	(0.16)
Cash dividends declared per share	0.34	0.34	0.34	0.34	0.34

Average Common Share (000s):
Outstanding	15,893	15,908	15,921	16,078	16,142
Diluted	15,952	15,949	15,933	16,100	16,195

Net Interest Margin	4.09%	4.12%	4.46%	4.73%	4.78%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2009	2009	2009	2008	2008

Non-Interest Income:
Service charges	$11,689	$11,261	$10,435	$11,459	$11,993
Insurance commissions	1,208	1,325	1,933	981	1,025
Trust and investment management fee income	590	497	707	518	640
Bank owned life insurance	794	992	732	739	767
Other income	379	544	701	284	284
Subtotal	14,660	14,619	14,508	13,981	14,709
Investment securities (losses)	(2,320)	(332)	(2,075)	(10,800)	(27,467)
Total Non-Interest Income	$12,340	$14,287	$12,433	$3,181	$(12,758)

Non-Interest Expense:
Salaries and employee benefits	$9,623	$9,797	$9,583	$8,845	$9,538
Occupancy and equipment	1,953	1,880	1,909	1,773	1,800
Depreciation	1,171	1,184	1,211	1,193	1,110
Professional fees	216	397	453	451	435
Postage, delivery, and statement mailings	611	698	718	641	636
Advertising	883	927	863	818	821
Telecommunications	476	514	420	562	496
Bankcard expenses	695	686	648	711	717
Insurance and regulatory	411	1,578	376	363	354
Office supplies	520	470	531	533	527
Repossessed asset losses, net of expenses	136	86	129	87	314
Other expenses	2,107	2,119	1,993	1,789	2,498
Total Non-Interest Expense	$18,802	$20,336	$18,834	$17,766	$19,246

Employees (Full Time Equivalent)	814	831	830	827	812
Branch Locations	68	69	69	69	69

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	September 30	December 31
	2009	2008
	(Unaudited)
Assets
Cash and due from banks	$40,638	$55,511
Interest-bearing deposits in depository institutions	4,372	4,118
Cash and cash equivalents	45,010	59,629

Investment securities available-for-sale, at fair value	473,785	424,214
Investment securities held-to-maturity, at amortized cost	28,679	29,067
Total investment securities	502,464	453,281

Gross loans	1,797,384	1,812,344
Allowance for loan losses	(19,655)	(22,254)
Net loans	1,777,729	1,790,090

Bank owned life insurance	72,627	70,400
Premises and equipment	63,365	60,138
Accrued interest receivable	8,575	9,024
Net deferred tax assets	36,672	48,462
Intangible assets	57,127	57,479
Other assets	32,667	33,943
Total Assets	$2,596,236	$2,582,446

Liabilities
Deposits:
Noninterest-bearing	$303,121	$298,530
Interest-bearing:
Demand deposits	432,179	420,554
Savings deposits	375,738	354,956
Time deposits	1,015,999	967,090
Total deposits	2,127,037	2,041,130
Short-term borrowings	130,000	194,463
Long-term debt	17,981	19,047
Other liabilities	19,766	47,377
Total Liabilities	2,294,784	2,302,017

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at September 30, 2009 and December 31, 2008
less 2,588,861 and 2,548,538 shares in treasury, respectively	46,249	46,249
Capital surplus	101,645	102,895
Retained earnings	245,929	230,613
Cost of common stock in treasury	(90,045)	(88,729)
Accumulated other comprehensive (loss):
Unrealized loss on securities available-for-sale	(2,373)	(15,628)
Unrealized gain on derivative instruments	4,305	9,287
Underfunded pension liability	(4,258)	(4,258)
Total Accumulated Other Comprehensive (Loss)	(2,326)	(10,599)
Total Stockholders' Equity	301,452	280,429
Total Liabilities and Stockholders' Equity	$2,596,236	$2,582,446

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2009	2009	2009	2008	2008

Residential real estate	$590,653	$596,925	$599,692	$611,962	$620,951
Home equity	396,648	392,751	389,453	384,320	377,919
Commercial, financial, and agriculture	762,194	747,886	753,234	768,255	729,613
Installment loans to individuals	45,309	45,550	45,175	43,585	44,728
Previously securitized loans	2,580	3,223	3,754	4,222	4,520
Gross Loans	$1,797,384	$1,786,335	$1,791,308	$1,812,344	$1,777,731

CITY HOLDING COMPANY AND SUBSIDIARIES
Previously Securitized Loans
(Unaudited) ($ in millions)
			Annualized	Effective
		December 31	Interest	Annualized
	Year Ended:	Balance (a)	Income (a)	Yield (a)

	2008	$4.2	$5.6	108%
	2009	2.4	3.9	122%
	2010	2.0	3.2	122%
	2011	1.7	2.8	122%
	2012	1.3	2.4	122%

a - 2008 amounts are based on actual results. 2009 amounts are based on actual results through September 30, 2009 and estimated amounts for the remainder of the year. 2010,2011, and 2012 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended September 30,
		2009			2008
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$590,108	$8,170	5.49%	$613,771	$9,393	6.09%
Home equity	394,069	5,972	6.01%	373,445	6,644	7.08%
Commercial, financial, and agriculture	765,689	10,334	5.35%	708,665	11,622	6.52%
Installment loans to individuals	50,935	975	7.59%	53,521	1,270	9.44%
Previously securitized loans	2,810	942	133.00%	4,781	1,325	110.25%
Total loans	1,803,611	26,393	5.81%	1,754,183	30,254	6.86%
Securities:
Taxable	463,703	5,820	4.98%	407,754	5,850	5.71%
Tax-exempt	43,682	672	6.10%	34,653	571	6.56%
Total securities	507,385	6,492	5.08%	442,407	6,421	5.77%
Deposits in depository institutions	5,753	2	0.14%	8,981	47	2.08%
Federal funds sold	489	-	-	-	-	-
Total interest-earning assets	2,317,238	32,887	5.63%	2,205,571	36,722	6.62%
Cash and due from banks	50,496			54,572
Bank premises and equipment	63,709			57,923
Other assets	212,925			195,217
Less: Allowance for loan losses	(20,828)			(18,158)
Total assets	$2,623,540			$2,495,125

Liabilities:
Interest-bearing demand deposits	431,676	418	0.38%	414,022	654	0.63%
Savings deposits	379,793	417	0.44%	362,550	862	0.95%
Time deposits	1,013,610	7,838	3.07%	887,884	7,929	3.55%
Short-term borrowings	134,323	131	0.39%	142,290	477	1.33%
Long-term debt	17,988	192	4.23%	21,089	316	5.96%
Total interest-bearing liabilities	1,977,390	8,996	1.80%	1,827,835	10,238	2.23%
Noninterest-bearing demand deposits	325,821			331,919
Other liabilities	23,065			24,677
Stockholders' equity	297,264			310,694
Total liabilities and
stockholders' equity	$2,623,540			$2,495,125
Net interest income		$23,891			$26,484
Net yield on earning assets			4.09%			4.78%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended September 30,
		2009			2008
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$597,282	$25,495	5.71%	$604,798	$28,187	6.23%
Home equity	390,388	18,165	6.22%	359,101	19,520	7.26%
Commercial, financial, and agriculture	758,050	31,519	5.56%	705,819	35,563	6.73%
Loans to depository institutions	-	-	0.00%	1,551	35	3.01%
Installment loans to individuals	49,498	3,150	8.51%	52,277	4,014	10.26%
Previously securitized loans	3,364	3,067	121.90%	5,521	4,343	105.08%
Total loans	1,798,582	81,396	6.05%	1,729,067	91,662	7.08%
Securities:
Taxable	453,713	17,494	5.16%	436,440	18,034	5.52%
Tax-exempt	39,829	1,921	6.45%	36,253	1,771	6.53%
Total securities	493,542	19,415	5.26%	472,693	19,805	5.60%
Deposits in depository institutions	5,271	10	0.25%	8,981	163	2.42%
Federal funds sold	165	-	-	-	-	-
Total interest-earning assets	2,297,560	100,821	5.87%	2,210,741	111,630	6.74%
Cash and due from banks	51,553			58,293
Bank premises and equipment	62,443			56,217
Other assets	213,285			191,625
Less: Allowance for loan losses	(21,867)			(18,240)
Total assets	$2,602,974			$2,498,636

Liabilities:
Interest-bearing demand deposits	425,972	1,327	0.42%	412,417	1,979	0.64%
Savings deposits	371,706	1,386	0.50%	361,465	2,796	1.03%
Time deposits	1,004,959	24,517	3.26%	910,187	27,204	3.99%
Short-term borrowings	135,708	395	0.39%	136,644	2,286	2.23%
Long-term debt	18,669	676	4.84%	21,663	1,070	6.60%
Total interest-bearing liabilities	1,957,014	28,301	1.93%	1,842,376	35,335	2.56%
Noninterest-bearing demand deposits	328,302			322,344
Other liabilities	27,335			26,213
Stockholders' equity	290,323			307,703
Total liabilities and
stockholders' equity	$2,602,974			$2,498,636
Net interest income		$72,520			$76,295
Net yield on earning assets			4.22%			4.61%

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2009 (a)	2009	2009	2008	2008

Tier I Capital:
Stockholders' equity	$301,452	$291,182	$281,505	$280,429	$284,912
Goodwill and other intangibles	(56,928)	(57,046)	(57,165)	(57,479)	(57,600)
Accumulated other comprehensive loss (income)	2,326	9,215	14,073	10,599	14,477
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized Loss on AFS securities	(2,557)	(3,988)	(4,401)	(3,342)	(761)
Excess deferred tax assets	(10,113)	(14,804)	(15,796)	(23,841)	(15,470)
Total tier I capital	$250,180	$240,559	$234,215	$222,366	$241,558

Total Risk-Based Capital:
Tier I capital	$250,180	$240,559	$234,215	$222,366	$241,558
Qualifying allowance for loan losses	19,655	20,975	21,980	22,254	18,879
Total risk-based capital	$269,835	$261,534	$256,195	$244,620	$260,437

Net risk-weighted assets	$1,920,900	$1,912,937	$1,901,377	$1,875,934	$1,842,684

Ratios:
Average stockholders' equity to average assets	11.33%	11.00%	11.12%	11.53%	12.45%
Tangible capital ratio	9.62%	9.11%	8.87%	8.83%	9.44%
Risk-based capital ratios:
Tier I capital	13.02%	12.58%	12.32%	11.85%	13.11%
Total risk-based capital	14.05%	13.67%	13.47%	13.04%	14.13%
Leverage capital	9.79%	9.47%	9.37%	9.14%	9.97%

(a) September 30, 2009 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2009	2009	2009	2008	2008

Intangibles, net	$57,127	$57,244	$57,362	$57,479	$57,600
Intangibles amortization expense	117	117	117	121	173

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2009	2009	2009	2008	2008

Balance at beginning of period	$20,975	$21,980	$22,254	$18,879	$17,959

Charge-offs:
Commercial, financial, and agricultural	2,117	2,332	1,479	1,073	563
Real estate-mortgage	567	507	394	603	523
Installment loans to individuals	36	73	69	29	62
Overdraft deposit accounts	795	690	664	779	783
Total charge-offs	3,515	3,602	2,606	2,484	1,931

Recoveries:
Commercial, financial, and agricultural	27	91	29	14	(30)
Real estate-mortgage	19	(9)	81	79	69
Installment loans to individuals	95	35	55	45	71
Overdraft deposit accounts	379	330	517	381	391
Total recoveries	520	447	682	519	501

Net charge-offs	2,995	3,155	1,924	1,965	1,430
Provision for loan losses	1,675	2,150	1,650	5,340	2,350
Balance at end of period	$19,655	$20,975	$21,980	$22,254	$18,879

Loans outstanding	$1,797,384	$1,786,335	$1,791,308	$1,812,344	$1,777,731
Average loans outstanding	1,803,611	1,794,022	1,798,054	1,787,861	1,754,183
Allowance as a percent of loans outstanding	1.09%	1.17%	1.23%	1.23%	1.06%
Allowance as a percent of non-performing loans	118.88%	96.80%	107.44%	86.07%	135.92%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.66%	0.70%	0.43%	0.44%	0.33%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average loans outstanding	0.57%	0.62%	0.40%	0.35%	0.24%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2009	2009	2009	2008	2008

Nonaccrual loans	$16,423	$20,956	$20,007	$25,224	$13,709
Accruing loans past due 90 days or more	98	680	386	623	141
Previously securitized loans past due 90 days or more	12	32	64	10	40
Total non-performing loans	16,533	21,668	20,457	25,857	13,890
Other real estate owned, excluding property associated
with previously securitized loans	12,323	9,840	6,686	3,469	3,332
Other real estate owned associated with previously
securitized loans	-	189	374	400	417
Other real estate owned	12,323	10,029	7,060	3,869	3,749
Total non-performing assets	$28,856	$31,697	$27,517	$29,726	$17,639

Non-performing assets as a percent of loans and
other real estate owned	1.59%	1.76%	1.53%	1.64%	0.99%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	September 30	June 30	March 31	December 31	September 30
	2009	2009	2009	2008	2008

Residential real estate	$3,167	$5,029	$5,882	$6,179	$3,636
Home equity	1,718	2,019	1,454	1,243	1,400
Commercial, financial, and agriculture	545	1,754	2,044	1,679	1,741
Installment loans to individuals	185	118	192	241	216
Previously securitized loans	1,054	878	818	999	598
Overdraft deposit accounts	510	526	410	592	491
Total past due loans	$7,179	$10,324	$10,800	$10,933	$8,082